EXHIBIT 10.2

Amendment No. 3 to

Research and Development Agreement

This Amendment No. 3 (this “Amendment No. 2”) to that certain Research and Development Agreement dated August 11, 2006, as amended effective August 14, 2006 and December 20, 2006 (as so amended, , the “R&D Agreement”) by and among BioLargo, Inc., formerly known as NuWay Medical, Inc. (the Company”), BioLargo Life Technologies, Inc, IOWC Technologies, Inc. (“IOWC”) and Kenneth Reay Code (‘Code”) . Capitalized terms used herein without definitions shall have the same meanings as defined in the Consulting Agreement.

1. The Parties agree that the termination of the R&D Agreement shall be extended from March 31, 2007 to the first to occur of (i) June 30, 2007 or (ii) the date Code and IOWC Technologies, Inc. consummate their sale to the Company, or to any person or entity owning, owned by, controlled by or under control with the Company, of certain assets, including two U.S. patents and related intellectual property (the “Closing Date”).

2. Except as further modified by this Amendment No. 3, the R&D Agreement is, and remains, in full force and effect in accordance with its terms.

In Witness Whereof, the Parties have executed this Amendment No. 3 as of March 30, 2007.

BIOLARGO, INC.		KENNETH REAY CODE

By:	/s/ Dennis Calvert		/s/ Kenneth Reay Code
Dennis Calvert, President

BIOLARGO LIFE TECHNOLOGIES, INC.		IOWC TECHNOLOGIES, INC.

By:	/s/ Dennis Calvert	By:	/s/ Kenneth Reay Code
	Dennis Calvert, President		Kenneth Reay Code, President